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                                                                   EXHIBIT 10.19


                                                           Draft of May 24, 1999

                              BANCWEST CORPORATION
                        SPLIT-DOLLAR PLAN FOR EXECUTIVES

                                    PROLOGUE

         BancWest Corporation hereby adopts the BancWest Corporation Split-Dollar Plan for Executives effective as of January 1, 1999.

         Unless otherwise specifically provided for herein or by law, the provisions set forth herein shall determine as of January 1, 1999 the rights and benefits of all participants who terminate employment on or after said date.

                                    ARTICLE I
                                   DEFINITIONS

         As used herein the following terms shall have the following meanings unless the context clearly requires otherwise.

         1.1 "Committee" means the Executive Compensation Committee of the Company.

         1.2 "Company" means BancWest Corporation.

         1.3 "Participant" means any employee of a Participating Company who has received a Split-Dollar Agreement.

         1.4 "Participating Employer" means the Company and any other employer which, with the Company's permission, elects to adopt the Plan for the benefit of some or all of its employees.

         1.5 "Plan" means the BancWest Corporation Split-Dollar Plan for Executives as set forth herein and any amendments hereto as may be made from time to time.

         1.6 "Split-Dollar Agreement" means an agreement between the Participant and the Participating Employer that relates to the payment of


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premiums on a "split-dollar" basis for a life insurance policy on the life of the Participant.

                                   ARTICLE II
                           PARTICIPATION AND BENEFITS

Section 2.1  Participation.

         The Committee shall determine from time to time employees who shall be eligible to be Participants.

Section 2.2  Benefits.

         The Committee shall determine the terms of the Split-Dollar Agreement to be entered into with each Participant.

Section 2.3  Prior Agreements.

         By adopting the Plan as a Participating Employer, the Participating Employer affirms that any Split-Dollar Agreements between it and any employee that were entered into prior to the effective date of this Plan shall be regarded as issued pursuant to this Plan.

                                   ARTICLE III
                                 ADMINISTRATION

Section 3.1  Committee.

         Subject to the limitations of this Plan and unless otherwise determined by the Board, the Committee shall have the power and the duty to take all actions and to make all decisions necessary or proper to administer this Plan, including:
                  (1) To require as a condition to receiving any benefits under this Plan, any person to furnish such information that the Committee may reasonably


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request for the purpose of the proper administration of this Plan;

                  (2) To make and enforce such rules and regulations and prescribe the use of such forms as it of this Plan;

                  (3) To decide questions concerning the interpretation of this Plan, including the eligibility of any person for benefits under this Plan;

                  (4) To determine the amount of benefits that shall be payable to any person in accordance with the provisions of this Plan;

                  (5) To delegate responsibility for performance of ministerial functions necessary for the administration of the Plan to such employees of the Company or a Participating Employer, including Participants, as the Committee shall deem appropriate; and

                  (6) To employ the services of such other persons as the Committee may deem necessary or desirable in connection with this Plan, including but not limited to an actuary, legal counsel, an independent accountant, agents, and such clerical, medical, and accounting services as it may require in carrying out the provisions of this Plan or in complying with the requirements of ERISA.

Section 3.2  Indemnification, Insurance.

         The Participating Employers shall indemnify and save harmless and/or insure each fiduciary who is an employee or a director of a Participating Employer or an Affiliate (as defined in the BancWest Corporation Defined Contribution Plan) against any and all claims, loss, damages, expense, and liability arising from his responsibilities in connection with this Plan, if the fiduciary acted in good faith and in a manner the fiduciary reasonably believed to be in or not opposed to the best interests of the Plan.

Section 3.3  Claims Procedure.



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         Unless otherwise specifically provided otherwise in the Split-Dollar
Agreement, the procedure for claiming benefits under this Plan shall be as follows:

         (a) The Committee (or its designee) shall determine the benefits due hereunder to a Participant or his beneficiary or beneficiaries, but a Participant or his beneficiary or beneficiaries may file a claim for benefits by written notice to the Committee.

         (b) If a claim is denied in whole or in part, the Committee shall give the claimant written notice of such denial, within a reasonable period of time following the filing of the claim. Such notice shall (i) specify the reason or reasons for the denial, (ii) refer to the pertinent Plan provisions on which the denial is based, (iii) describe any additional material or information necessary to perfect the claim and explain the need therefor, and (iv) explain the review procedure described in subparagraph (c) hereof.

         (c) The claimant may then appeal the denial of the claim to the Committee by filing written notice of such appeal with the Committee within 90 days after receipt of the notice of denial. The claimant or any authorized representative may, before or after filing notice of appeal, review any documents pertinent to the claim and submit issues and comments in writing. The Committee shall make its decision on such appeal within 60 days after receipt of the appeal (unless a longer period is requested by the claimant), and shall forthwith give written notice of such decision.

                                   ARTICLE IV
                         AMENDMENT, TERMINATION, MERGER

Section 4.1  Amendment.

         The Board may at any time amend this Plan.



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Section 4.2  Termination or Partial Termination.

         This Plan may be terminated in full or in part by the Board. The board of directors of a Participating Employer may terminate this Plan as to such Participating Employer.

                                    ARTICLE V
                                  MISCELLANEOUS

Section 5.1  Unfunded Plan.

         (a) The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. Accordingly, the Plan shall terminate and no further benefits shall accrue hereunder if it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA that is not so exempt. In the event of such termination, all ongoing accruals shall terminate, no additional benefits shall accrue under the Plan, and the amount of each Participant's vested interest in the Plan shall be distributed to such Participant at such time and in such manner as the Committee, in its sole discretion, determines.

         (b) In the event of the Company's or a Participating Employer's insolvency, Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company or a Participating Employer. The Company's and the Participating Employers' obligations under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.



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Section 5.2  Rights of Participants.

         (a) No Participant shall, by reason of his participation in this Plan, have any interest in (i) any specific asset or assets of a Participating Employer or an Affiliate (as defined in the BancWest Corporation Defined Contribution Plan) or (ii) any stock rights of any kind.

         (b) Neither the adoption of this Plan nor any action of a board of directors or the Committee in connection with the Plan shall be held or construed to confer upon any person any legal right to be continued as an officer or employee of a Participating Employer or an Affiliate (as defined in the BancWest Corporation Defined Contribution Plan).

Section 5.3  Misc. Rules.

         (a) Wherever used herein the masculine gender shall include the feminine and the singular number shall include the plural, unless the context clearly indicates otherwise.

         (b) The headings of articles and sections are included herein solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall be controlling.

         (c) Wherever a Participating Employer, the Company, or a board of directors is permitted or required to do or perform any act, matter, or thing under the terms of the Plan, it may be done and performed by any officer of a Participating Employer or the Company thereunto duly authorized.

         (d) To the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended, the Plan shall be governed, construed, administered, and regulated according to the laws of the State of Hawaii.

         (e) All consents, elections, applications, designations, etc. required or permitted under the Plan must be made on forms prescribed by the Committee, and shall be recognized only if properly completed, executed, and filed with the Committee.


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         (f) A Participating Employer may assign a Split-Dollar Agreement (and any related collateral assignment of policy or similar document) to another Participating Employer upon such terms and conditions as the Participating Employers may agree, provided that the assignee Participating Employer shall agree to be bound by all of the terms and conditions of such Split-Dollar Agreement that affect the Participant's benefits thereunder.

         TO RECORD the adoption of this amendment and restatement, BancWest Corporation has executed this document this 17th day of June, 1999.


                                       BANCWEST CORPORATION


                                       By /s/ Herbert E. Wolff
                                         -------------------------------------
                                         Its  Senior Vice President and
                                              Secretary



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